SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2011

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Dr. Feridun Ozdil PHD, 47 joined Conceptus, Incorporated (the “Company”) on June 27, 2011 to the newly created position of Executive Vice President of Research and Development. Dr. Ozdil will report to Mark Sieczkarek, the Company’s President and Chief Executive Officer.

Dr. Ozdil, brings to Conceptus 19 years of medical device experience that spans new product research, development, and commercialization, program management, business development, and intellectual property management. Dr. Ozdil has held various executive, management, and engineering positions for both large and small medical device companies including Nanovasc, Angioscore, Medtronic Cardiovascular, Arterial Vascular Engineering, and Baxter Althin Medical. His accomplishments include the development and successful launch of more than 20 cardiovascular devices such as Class III stents and catheters for the treatment of coronary and peripheral artery diseases. Dr. Ozdil has also held several director-level positions at Medtronic Cardiovascular, where his work included building and leading teams for the invention and development of new advanced products integrating biotechnology onto device platforms, including drug-eluting metallic and biodegradable stents.

Dr. Ozdil has several patents and publications in the fields of metallic and bioabsorbable polymer stents, and balloon and drug delivery catheters. Dr. Ozdil received his Ph. D and M.S. in Mechanical Engineering from Florida Atlantic University and his B.S in Mechanical Engineering from Bogazici University, Istanbul, Turkey.

Dr. Ozdil will be responsible for leading the Company’s ongoing research and development efforts, which will include improvements to the Essure procedure.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated June 2, 2011 between Dr. Feridun Ozdil PHD and Conceptus Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated: June 29, 2011

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